UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

RAPHAEL INDUSTRIES LTD.

(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta	T2M 3Y7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 16, 2007, Manning Elliott, Chartered Accountants LLP ("Manning Elliott") resigned as our independent registered public accounting firm. On November 19, 2007 we engaged K.R. Margetson Ltd. an incorporated professional, as our principal independent accountant with the approval of our company's board of directors.

The reports of Manning Elliott on the financial statements of the Company as of and for the year ended September 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that Manning Elliott's report contained an explanatory paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern.

During the year ended September 30, 2006 and through the date of resignation, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused Manning Elliott to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

During the most recent two fiscal years and the portion of time preceding the decision to engage K.R. Margetson Ltd. neither the Registrant nor anyone engaged on its behalf has consulted with K.R. Margetson Ltd. regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a "reportable event" (as defined in Item 304(a)(1)(iv) of Regulation S-B).

A letter from Manning Elliott addressed to the Securities and Exchange Commission stating whether it agrees or not with the above statements has been included as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Manning Elliott to the Securities and Exchange Commission dated November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

RAPHAEL INDUSTRIES LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	November 20, 2007